Exhibit 99.1

Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

CONTACTS:	Company	Investor Relations
	Ned Mavrommatis	Liolios Group, Inc.
	Chief Financial Officer	Scott Liolios or Matt Glover
	Phone: 201-996-9000	Phone: 949-574-3860
	ned@id-systems.com	info@liolios.com

I.D. Systems Reports Second Quarter and Six Month 2012 Results;

First-Half Revenue Up 14% to Record $18.5 Million

Woodcliff Lake, NJ, August 7, 2012—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, reported results for the three and six months ended June 30, 2012.

Second Quarter 2012 Financial Results

•	Revenue increased 4% to $8.7 million from $8.3 million in the same year-ago period, reflecting increased demand for the company’s vehicle and transportation asset management systems. Recurring revenue for the second quarter of 2012 was $4.3 million, or 49% of total revenue.

•	Positive cash flow from operations was $54,000 for the quarter. As of June 30, 2012, the company had $20.9 million in cash, cash equivalents and marketable securities, and $22.4 million of working capital, with no debt.

•	Gross margin was 52%, consistent with historic levels.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $1.2 million, or $(0.10) per basic and diluted share, compared to $1.1 million, or $(0.10) per basic and diluted share, in the same year-ago period.

•	Net loss was $2.1 million, or $(0.18) per basic and diluted share, compared to $2.0 million, or $(0.19) per basic and diluted share, in the same year-ago period.

•	I.D. Systems repurchased approximately 43,000 shares of its common stock in the second quarter of 2012 at an average purchase price of $4.30 per share, under a stock repurchase program authorized in November 2010. As of June 30, 2012, a total of 308,000 shares had been repurchased under this program at a total cost of approximately $1.3 million. The program authorizes the repurchase of issued and outstanding shares of up to $3 million in aggregate value.

Six Month 2012 Financial Results

•	Revenue increased 14% to a record $18.5 million from $16.2 million in the same year-ago period. The gain was due primarily to increased sales of the company’s vehicle and transportation asset management systems. Recurring revenue for the six months ended June 30, 2012 was $8.4 million, or 46% of total revenue.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $2.0 million, or $(0.17) per basic and diluted share, compared to $2.0 million, or $(0.18) per basic and diluted share, in the same year-ago period.

•	Net loss was $3.7 million or $(0.32) per basic and diluted share, compared to $3.8 million or $(0.35) per basic and diluted share in the same year-ago period.

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Expanding the range of wireless solutions

Second Quarter 2012 Operational Highlights

•	Recurring business from core customers, including 3M, Alcoa, American Eagle Airlines, Audi, BASF, CH Robinson, Continental Tire, Ford Motor Company, General Mills, Ingersoll-Rand, John Deere, Nestlé, the Osterkamp Group, Procter & Gamble, the U.S. Postal Service, Walgreens, Walmart, and Xerox, among others.

•	Initial system implementations with new customers, including Detroit Diesel, a leading engine and axle manufacturer and a subsidiary of Daimler AG, and Swift Transportation, one of the largest truckload carriers in North America.

•	Continued success selling through channel partners, who generated business from customers across diverse industries, including automotive, building products, food and beverage, electrical products, industrial products, logistics, packaging, specialty retail, and wholesale distribution.

Management Commentary

“The second quarter of 2012 marked our tenth consecutive quarter of year-over-year revenue growth, and our revenue for the first half of the year improved to a record $18.5 million, up 14% from the same point in 2011,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “We are currently on pace to achieve our second year in a row of record annual revenue.

“We continue to make progress on our strategic objectives of diversifying revenue sources, maintaining a predictable stream of recurring revenue, and sustaining high gross margins. Our revenue is being generated by a balanced mix of market segments, products and services. Only one of our customers accounted for more than 10% of our revenue in the first half of 2012. Our recurring revenue was 49% of total revenue in the second quarter of 2012. And our overall gross margin remained strong and stable at more than 50% for both the three-month and six-month periods. We look forward to building on this positive momentum for the remainder of the year and into 2013.

“Our outlook for the rest of 2012 is especially strong due to expected deliveries of rental fleet management units to Avis Budget Group,” added Mr. Jagid. “In July 2012, Avis issued delivery orders for approximately 20,000 units, representing the balance of the 25,000 units earmarked for deployment across the Northeast U.S. and Canada under our master agreement. We expect to deliver all 20,000 units in the third quarter of 2012.”

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, August 7, 2012, at 4:45 p.m. Eastern time. Jeffrey Jagid, I.D. Systems’ chairman and CEO, will lead a discussion on the results of the quarter and other recent developments. After management’s discussion, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

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About I.D. Systems

Based in Woodcliff Lake, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

— Tables to Follow —

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I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Revenue:
Products	$3,959,000	$4,761,000	$7,763,000	$10,472,000
Services	4,374,000	3,920,000	8,404,000	8,021,000
	8,333,000	8,681,000	16,167,000	18,493,000
Cost of revenue:
Cost of products	2,345,000	2,810,000	4,526,000	6,273,000
Cost of services	1,510,000	1,321,000	3,002,000	2,724,000
	3,855,000	4,131,000	7,528,000	8,997,000

Gross profit	4,478,000	4,550,000	8,639,000	9,496,000

Selling, general and administrative	5,726,000	5,671,000	10,821,000	11,260,000
Research and development expenses	870,000	1,085,000	1,776,000	2,199,000
	6,596,000	6,756,000	12,597,000	13,459,000

Loss from operations	(2,118,000)	(2,206,000)	(3,958,000)	(3,963,000)
Interest income	53,000	130,000	100,000	219,000
Other income, net	22,000	10,000	50,000	31,000

Net loss	$(2,043,000)	$(2,066,000)	$(3,808,000)	$(3,713,000)

Net loss per share – basic and diluted	$(0.19)	$(0.18)	$(0.35)	$(0.32)

Weighted average common shares outstanding – basic and diluted	10,819,000	11,701,000	10,866,000	11,710,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Net loss attributable to common stockholders	$(2,043,000)	$(2,066,000)	$(3,808,000)	$(3,713,000)
Depreciation and amortization	607,000	553,000	1,212,000	1,107,000
Stock-based compensation	308,000	327,000	616,000	580,000

Non-GAAP loss	$(1,128,000)	$(1,186,000)	$(1,980,000)	$(2,026,000)

Non-GAAP net loss per share – basic and diluted	$(0.10)	$(0.10)	$(0.18)	$(0.17)

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I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2011*	June 30, 2012
		(Unaudited)
ASSETS
Cash and cash equivalents	$8,386,000	$4,648,000
Restricted cash	300,000	300,000
Investments – short term	6,904,000	7,387,000
Accounts receivable, net	7,947,000	7,506,000
Notes and lease receivable – current portion	1,217,000	782,000
Inventory, net	8,114,000	8,242,000
Deferred costs – current portion	1,950,000	2,392,000
Deferred income taxes	390,000	—
Prepaid and other expenses	2,192,000	1,027,000
Total current assets	37,400,000	32,284,000

Investments – long term	9,779,000	8,543,000
Notes and lease receivable – less current portion	4,101,000	5,350,000
Deferred costs – less current portion	1,916,000	1,775,000
Fixed assets, net	3,092,000	2,786,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	4,399,000	3,815,000
Other assets	307,000	307,000
Total assets	$62,831,000	$56,697,000

LIABILITIES
Accounts payable and accrued expenses	$9,482,000	$5,518,000
Deferred revenue – current portion	3,090,000	4,388,000
Total current liabilities	12,572,000	9,906,000
Deferred rent	327,000	348,000
Deferred revenue – less current portion	4,332,000	4,328,000
Total liabilities	17,231,000	14,582,000

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	—	—
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,546,000 and 12,643,000 shares issued at December 31, 2011 and June 30, 2012, respectively; shares outstanding, 12,055,000 and 12,058,000 at December 31, 2011 and June 30, 2012, respectively	121,000	121,000
Additional paid-in capital	101,766,000	102,469,000
Accumulated deficit	(53,510,000)	(57,223,000)
Accumulated other comprehensive loss	(49,000)	(94,000)
	48,328,000	45,273,000
Treasury stock, at cost	(2,728,000)	(3,158,000)
Total stockholders’ equity	45,600,000	42,115,000
Total liabilities and stockholders’ equity	$62,831,000	$56,697,000

*Derived from audited balance sheet as of December 31, 2011.

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I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Six Months Ended June 30,
	2011	2012
Cash flows from operating activities:
Net loss	$(3,808,000)	$(3,713,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	158,000	208,000
Proceeds from sale of N.J. net operating loss carryforwards	—	390,000
Stock-based compensation expense	616,000	580,000
Depreciation and amortization	1,212,000	1,107,000
Deferred rent expense	86,000	21,000
Changes in:
Accounts receivable	617,000	219,000
Note and lease receivable	61,000	(814,000)
Inventory	(13,000)	(128,000)
Prepaid expenses and other assets	(608,000)	1,165,000
Deferred costs	(723,000)	(301,000)
Deferred revenue	336,000	1,294,000
Accounts payable and accrued expenses	(1,623,000)	(4,108,000)
Net cash used in operating activities	(3,689,000)	(4,080,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(82,000)	(215,000)
Purchase of investments	(2,889,000)	(3,135,000)
Proceeds from sales and maturities of investments	1,606,000	3,943,000
Net cash (used in) provided by investing activities	(1,365,000)	593,000

Cash flows from financing activities:
Proceeds from exercise of stock options	35,000	25,000
Purchase of treasury shares	(725,000)	(183,000)
Net cash used in financing activities	(690,000)	(158,000)

Effect of foreign exchange rate changes on cash and cash equivalents	(59,000)	(93,000)
Net decrease in cash and cash equivalents	(5,803,000)	(3,738,000)
Cash and cash equivalents - beginning of period	14,491,000	8,386,000
Cash and cash equivalents - end of period	$8,688,000	$4,648,000

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